UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 23, 2010

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	95-4802535
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

2330 Marinship Way, Ste. #300

Sausalito, California 94965

(Address of principal executive offices)

(415) 729-8000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement

On November 23, 2010, Public Media Works, Inc. (the “Company”) executed an employment agreement with Gregory Waring, the Company’s President and Chief Operating Officer. The material terms of the employment agreement are described in Item 5.02 below.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements for Certain Officers

Gregory Waring has been appointed as the President and Chief Operating Officer of the Company effective as of November 23, 2010. Mr. Waring, age 42, possesses nearly twenty years of senior executive experience. Mr. Waring served as the Director of Marketing/Regional Marketing Manager with McDonald’s Restaurants of Canada from 1994 to 2001 where he managed the execution of all restaurant marketing activities for Western Canada. From 2001 to 2005, Mr. Waring was with McDonald’s Corporation, where he was promoted to Senior Director of Business Development, and he led the company’s Digital Innovation Group. In 2005, Mr. Waring was appointed as Chief Marketing Officer of Redbox Automated Retail, which was then a new start-up venture by McDonald’s for a fully automated DVD rental kiosk. From 2005 to 2007, Mr. Waring oversaw all marketing initiatives for Redbox and was responsible for all consumer communication, branding, and promotion, during which time Redbox grew from 100 locations and $3 million in revenues to over 4,500 locations and $100 million in revenues. In 2007, Mr. Waring left Redbox to co-found Zaw Artisan Pizza, where he oversaw the conceptualization, design, and launch for an innovative home eating concept located in Seattle, Washington. Mr. Waring earned a Bachelor of Commerce Degree in Marketing from the University of Alberta in Edmonton. Mr. Waring also earned an MBA in Marketing and Strategy from the University of British Columbia in Vancouver.

The Company has entered into an employment agreement with Mr. Waring for a period of one year from November 22, 2010, as may be renewed or earlier terminated, pursuant to which (i) he will be paid a monthly salary of $10,000 per month plus additional compensation based on the number of kiosks placed into operation under the Company’s Collaboration Agreement with Spot Ventures, up to $15,000 per month; (ii) he will receive up to 250,000 shares of Company common stock, with a Company right to repurchase such shares for $.01 a share which right shall elapse at the rate of 20,833 shares per month for a period of 12 months; and (iii) he was granted options to purchase up to 250,000 shares of Company Common Stock under the Company’s 2010 Equity Incentive Plan. The options have an exercise price of $1.25 per share; vest monthly over a period of 24 months, or earlier in the event of a change of control; and expire upon the first to occur between 90 days after the cessation of their services or 5 years after the last vesting date.

William Zabit resigned as the President of the Company effective as of November 23, 2010. Mr. Zabit is currently the Chief Marketing Officer of the Company.

On November 23, 2010, the Company issued Ed Roffman, the Company’s Chief Financial Officer, options to purchase up to 180,000 shares of Company Common Stock under the Company’s 2010 Equity Incentive Plan. The options have an exercise price of $1.05 per share; vest monthly over a period of 11 months commencing on December 18, 2010 and ending October 18, 2011, or earlier in the event of a change of control; and expire upon the first to occur between 90 days after the cessation of his services or 5 years after the last vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: November 29, 2010	By:	/S/ MARTIN W. GREENWALD
Martin W. Greenwald Chief Executive Officer